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                                                              Exhibit 10(xxii)

                             AMERICAN STANDARD INC.
                            SUPPLEMENTAL SAVINGS PLAN
                     (AS AMENDED THROUGH DECEMBER 16, 2002)


SECTION 1. PURPOSE The purpose of the Plan is to provide those participants in the American Standard Companies Inc. Employee Stock Ownership Plan (the "ESOP") and the Savings Plan of American Standard Inc. and Participating Subsidiary Companies (the "Savings Plan"), who are not Corporate Officers and whose employer contributions under the ESOP and the Savings Plan have been cut back by the 1994 statutory reduction to the amount of annual compensation recognizable for qualified plan benefit accruals, with an annual benefit to roughly reflect the equivalent value of lost ESOP and Savings Plan contributions.

SECTION 2. DEFINITIONS Whenever used herein, the following terms shall have the meanings set forth below. Words in the masculine gender shall also include the feminine gender.

     2.1 ACCOUNT means a separate book entry account established under the Plan in respect of a Participant and to which the Participant's interests under the Plan are credited.

     2.2 AFFECTED EARNINGS means for any calendar year that portion, if any, of a Participant's Eligible Compensation in excess of the Statutory Limitation.

     2.3 ASCI means American Standard Companies Inc., a Delaware corporation.

     2.4 BOARD means the Board of Directors of the Company.

     2.5 COMMON STOCK means the common stock, par value $0.01 per share, of ASCI.

     2.6 COMPANY means American Standard Inc., a Delaware corporation.

     2.7 ELIGIBLE COMPENSATION means for any calendar year the Participant's total


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remuneration, up to a maximum of $235,000, that would have been included in the definition of compensation under the ESOP and the Savings Plan but for the Statutory Limitation.

     2.8 FAIR MARKET VALUE on any date means the closing price of a Share on such date as reported on the New York Stock Exchange consolidated reporting system.

     2.9 PARTICIPANT means with respect to each calendar year any participant in the ESOP and the Savings Plan who is not a corporate officer of the Company and whose allowable employer contributions under the ESOP and the Savings Plan have been determined by the Plan Administrator to have been cut back by the Statutory Limitation.

     2.10 PLAN means this American Standard Inc. Supplemental Savings Plan.

     2.11 PLAN UNIT means a Participant's right to receive pursuant to the Plan one Share upon such Participant's Termination of Employment, which right is subject to forfeiture in accordance with Section 9 (a) of the Plan.

     2.12 SHARE means a share of Common Stock; there are 220,000 shares available for issuance under the Plan.

     2.13 STATUTORY LIMITATION means for any calendar year the maximum dollar amount of compensation that may be taken into account under the ESOP and the Savings Plan pursuant to section 401(a) of the Internal Revenue Code of 1986, as amended (or any successor section thereto).

     2.14 TERMINATION OF EMPLOYMENT means a Participant's termination of service as such is defined for purposes of the ESOP and the Savings Plan.

SECTION 3. FORM OF BENEFITS. Benefits awarded under this Plan shall be in the form of


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Plan Units and fractions thereof, with each Plan Unit to be equivalent to one
Share.

SECTION 4. PARTICIPANT'S ACCOUNT. The Company shall maintain an Account for each Participant. For each award of Plan Units, the Account shall note the number of Plan Units and fractions thereof awarded, the date of the award, as well as the Fair Market Value that was used to determine the award of Plan Units and fractions thereof.

SECTION 5. AWARDING OF PLAN UNITS. As of the end of each calendar year, the Company will add to each Participant's Plan Account that number of Plan Units and/or fractions thereof equal to the quotient of:

     (a) 9 % of the Participant's Affected Earnings divided by

     (b) the Fair Market Value as of December 31 of that calendar year.

Notwithstanding the foregoing, no Participant shall be entitled to an award of Plan Units for the calendar year in which such Participant's Termination of Employment occurs, unless such Termination of Employment occurs on December 31st.

SECTION 6 CHANGES IN CAPITAL STRUCTURE. In the event of the payment of any dividend payable in, or the making of any distribution of, Shares to holders of record of Shares during the period any Plan Units awarded under the Plan are credited to a Participant's Account; or in the event of any stock split, combination of Shares, recapitalization or other similar change in the authorized capital stock of ASCI during such period; or in the event of the merger or consolidation of ASCI into or with any other corporation or the reorganization, dissolution or


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liquidation of ASCI during such period; there shall be credited to such
Participant's Account either (1) Plan Units corresponding to such new, additional or other shares of capital stock of any class or (2) other property (including cash), as such Participant would be entitled to receive as a matter of law if the number of Plan Units credited to the Participant's Account at the time of such event were actually Shares owned by such Participant.

SECTION 7. DISTRIBUTION OF A PARTICIPANT'S ACCOUNT.

     Upon a Participant's Termination of Employment, such Participant (or, in the event of his death, his estate) shall be entitled to a distribution of his Account as soon as administratively practical. The distribution shall be in Shares, with one Share distributed for each unit in the Account, and fractional units converted to cash based on the Fair Market Value as of the date of such Participant's Termination of Employment. Notwithstanding the foregoing, so long as it will not cause the Company or ASCI to breach any covenant or otherwise incur a default under any credit or other financing agreement to which it is a party, the Company may elect to pay the Participant (or, in the event of his death, his estate) the cash value of his Shares based on the Fair Market Value as of the date of such Participant's Termination of Employment in lieu of a distribution in Shares. Distributions shall be subject to all required tax withholdings, and for purposes of Account distributions, the Account shall be valued as of the date of Termination of Employment.

SECTION 8. EFFECTIVE DATE, AMENDMENT AND TERMINATION. The Plan shall be effective as


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of January 1, 1994. The Board may amend or terminate the Plan at any time;
provided that, no such amendment or termination shall impair the rights of a Participant with respect to amounts then credited to his Account under the Plan.

SECTION 9. ADMINISTRATION. The Plan shall be administered by the Senior Vice President, Human Resources (the "Plan Administrator"). In addition to such functions and responsibilities specifically reserved to the Plan Administrator under the Plan, the Plan Administrator shall have full power and authority, subject to the provisions of the Plan, to determine any and all questions as to eligibility to participate in the Plan, the amount of Plan Units to be credited to a Participant's Account, a Participant's right to receive a distribution from the Plan, to interpret and carry out the terms of the Plan, and to exercise discretion where necessary or appropriate in the interpretation of the Plan. All decisions by the Plan Administrator shall be final and binding on all affected parties.

SECTION 10. MISCELLANEOUS.

     a. UNFUNDED PLAN. The Company shall not be obligated to fund its liabilities under the Plan, the Account established for each Participant electing deferment shall not constitute a trust, and a Participant shall have no claim against the Company or its assets other than as an unsecured general creditor. Without limiting the generality of the foregoing, the Participant's claim at any time shall be for the amount credited to such Participant's Account at such time. Notwithstanding the foregoing, the Company may establish a grantor's trust to assist it in meeting its obligations hereunder; provided, however, that in no event shall any Participant


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have any interest in such trust or property other than as an unsecured general creditor.

     b. NON-ALIENATION. The right of a Participant to receive a distribution of the value of such Participant's Account payable pursuant to the Plan shall not be subject to assignment or alienation.

     c. NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in this Plan shall be construed to give any Participant the right to continued employment by the Company or any of its affiliates.

     d. GOVERNING LAW. This Plan and all rights and obligations hereunder shall be construed in accordance with and governed by the laws of the State of Delaware, to the extent such laws are not superseded by federal law.



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